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                                    Exhibit No. 11



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                                  Exhibit No. 11

                         Analysts International Corporation

                        Computation of Net Income per Share

                                            THREE MONTHS ENDED     SIX MONTHS ENDED
(IN THOUSANDS EXCEPT                          DECEMBER 31             DECEMBER 31
PER SHARE AMOUNTS)                          ------------------     ----------------
                                              1996      1995       1996      1995
                                             -------   -------    -------   -------
Primary:

Weighted average number of common
shares outstanding                            14,676    14,548     14,664    14,538

Dilutive stock options after application
of treasury stock method                         364       236        304       234
                                             -------   -------    -------   -------
Weighted average number of common and
common equivalent shares outstanding          15,040    14,784     14,968    14,772
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------

Net income                                   $ 3,905   $ 2,882    $ 7,773   $ 5,691
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------

Per share amount                             $   .26   $   .19    $   .52   $   .38
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------

Fully diluted:

Weighted average number of common
shares outstanding                            14,676    14,548     14,664    14,538

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price       393       236        358       252
                                             -------   -------    -------   -------

Weighted average number of common and
common equivalent shares outstanding          15,069    14,548     15,022    14,790
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------

Net income                                   $ 3.905   $ 2,882    $ 7,773   $ 5,691
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------

Per share amount                             $   .26   $   .19    $   .52   $   .38
                                             -------   -------    -------   -------
                                             -------   -------    -------   -------